EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2017 Fourth Quarter Results

Highlights

· Net income of $2.0 million, or $0.10 diluted earnings per share, included the following significant items

  $0.23 per diluted share in tax expense due to the revaluation of deferred tax assets

  $0.08 per diluted share of integration and acquisition expenses

· Two charge-offs drive $4.6 million increase in provision for loan losses compared to prior quarter, impacting EPS by $0.14 per diluted share

· Total loans increase at 9% annualized rate

· Efficiency ratio improves to 64.6% from 69.0% in third quarter 2017

· Acquisition of Alpine Bancorporation expected to close by the end of February 2018

EFFINGHAM, Ill., Jan. 25, 2018 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ:MSBI) (the “Company”) today reported financial results for the fourth quarter of 2017, which included $2.7 million, or $0.08 per diluted share, in integration and acquisition expenses, and $4.5 million, or $0.23 per diluted share, in tax expense related to the revaluation of the Company’s net deferred tax assets as a result of the decrease in the federal corporate tax rate.  Inclusive of these expenses, Midland reported net income of $2.0 million, or $0.10 diluted earnings per share, for the fourth quarter of 2017.  This compares to net income of $2.0 million, or $0.10 diluted earnings per share, for the third quarter of 2017, and net income of $11.6 million, or $0.72 diluted earnings per share, for the fourth quarter of 2016.

“While our fourth quarter results were negatively impacted by the revaluation of our deferred tax assets, our level of profitability will benefit from a lower effective tax rate going forward,” said Leon J. Holschbach, President and Chief Executive Officer of the Company.  “During the fourth quarter, we saw an improvement in balance sheet growth driven by strong loan production across our portfolio and solid inflows of core deposits.  We had 9% annualized loan growth in the quarter with strong increases coming in our commercial, construction and consumer loan portfolios.  As we continue to realize the synergies from the Centrue acquisition, we are also seeing an improvement in our efficiency ratio.

“In 2018, we will be focused on integrating our acquisition of Alpine Bancorporation, capturing the synergies we project from this transaction, and expanding our core community banking and wealth management businesses.  With the higher earnings resulting from the lowering of our effective tax rate, we intend to strengthen our capital base following the Alpine acquisition, as well as continue to deliver strong dividend growth to our shareholders.  Over the past 15 years, we have increased our dividend at an annual rate of more than 10%.  With the greater earnings power we are projecting following the Alpine acquisition and the lower effective tax rate, we believe we will maintain our strong track record of returning capital to our shareholders.”

Adjusted Earnings

Financial results for the fourth quarter of 2017 included $4.5 million of additional tax expense related to the revaluation of the Company’s net deferred tax assets, $2.7 million in integration and acquisition-related expenses, and $0.4 million in loss on mortgage servicing rights (“MSRs”) held-for-sale.  Financial results for the third quarter of 2017 included $8.3 million in integration and acquisition-related expenses and $3.6 million in loss on MSRs held-for-sale.

Excluding these expenses, adjusted earnings were $8.4 million, or $0.42 diluted earnings per share, for the fourth quarter of 2017, compared with adjusted earnings of $9.2 million, or $0.46 diluted earnings per share, for the third quarter of 2017.  The decline in adjusted earnings per share is primarily attributable to an increase in the provision for loan losses.  Adjusted pre-tax pre-provision earnings were $16.9 million for the fourth quarter of 2017, compared with $15.6 million for the third quarter of 2017.  A reconciliation of adjusted earnings and adjusted pre-tax pre-provision earnings to net income according to generally accepted accounting principles (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Income

Net interest income for the fourth quarter of 2017 was $36.0 million, a decrease of 2.0% from $36.8 million for the third quarter of 2017.  The decrease in net interest income was primarily attributable to a decline in net interest margin.

The Company’s net interest income benefits from accretion income associated with purchased loan portfolios.  Accretion income totaled $2.7 million for the fourth quarter of 2017, compared with $3.0 million for the third quarter of 2017.

Relative to the fourth quarter of 2016, net interest income increased $10.1 million, or 38.8%.  Accretion income for the fourth quarter of 2016 was $2.2 million.  The increase in net interest income resulted from a $12.5 million increase in interest income on loans due primarily to growth in the average balance of loans.  This increase was offset in part by a $3.4 million increase in interest expense primarily due to interest-bearing deposits from Centrue combined with increased usage of FHLB advances and subordinated debt.

Net Interest Margin

Net interest margin for the fourth quarter of 2017 was 3.73%, compared to 3.78% for the third quarter of 2017.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 26 and 27 basis points to net interest margin in the fourth and third quarters of 2017, respectively.  Excluding the impact of accretion income, the decrease in net interest margin was attributable to the addition of $40 million of subordinated debt issued in preparation for the acquisition of Alpine Bancorporation.

Relative to the fourth quarter of 2016, the net interest margin increased from 3.70%.  Accretion income on purchased loan portfolios contributed 28 basis points to net interest margin in the fourth quarter of 2016.  Excluding the impact of accretion income, the increase in net interest margin was primarily driven by higher average loans yields.

Noninterest Income

Noninterest income for the fourth quarter of 2017 was $14.0 million, a decrease of 9.1% from $15.4 million for the third quarter of 2017.  This decrease was primarily attributable to lower commercial FHA and residential mortgage banking revenue.

Wealth management revenue for the fourth quarter of 2017 was $3.6 million, an increase of 3.2% from $3.5 million in the third quarter of 2017.  Compared to the fourth quarter of 2016, wealth management revenue increased 43.8%, which was attributable to 12% organic growth in assets under management and the acquisition of CedarPoint Investment Advisors in March 2017.

Commercial FHA revenue for the fourth quarter of 2017 was $3.1 million, a decrease of 17.2% from $3.8 million in the third quarter of 2017.  The Company originated $98.5 million in rate lock commitments during the fourth quarter of 2017, compared to $112.5 million in the prior quarter.  Compared to the fourth quarter of 2016, commercial FHA revenue decreased 15.6%.

Residential mortgage banking revenue for the fourth quarter of 2017 was $1.6 million, a decrease of 32.8% from $2.3 million in the third quarter of 2017.  Compared to the fourth quarter of 2016, residential mortgage banking revenue decreased 75.1%, primarily due to the recapture of previously recorded mortgage servicing rights impairment totaling $3.6 million during the fourth quarter of 2016.

Relative to the fourth quarter of 2016, noninterest income decreased 54.1% from $30.5 million.  During the fourth quarter of 2016, the Company recognized a gain of $14.4 million related to the sale of collateralized mortgage obligations (“CMOs”).

Noninterest Expense

Noninterest expense for the fourth quarter of 2017 was $36.2 million, compared with $48.4 million for the third quarter of 2017.  Noninterest expense for the fourth and third quarters of 2017 included $2.7 million and $8.3 million in integration and acquisition-related expenses, respectively, and $0.4 million and $3.6 million losses on MSRs held-for-sale, respectively.  Excluding these expenses, noninterest expense decreased $3.4 million, or 9.3%, from the prior quarter.  The decrease was attributable to a decline in salaries and employee benefits expense due to a 5.7% decrease in FTEs resulting from the continued integration of Centrue, as well as reduced variable compensation in the commercial FHA and residential mortgage businesses.

Relative to the fourth quarter of 2016, noninterest expense excluding integration and acquisition-related expenses, branch network optimization plan charges, loss share agreement termination expenses, and the loss on mortgage servicing rights held-for-sale increased 8.6% from $30.4 million.  The increase was primarily due to personnel and facilities added in the two acquisitions completed over the past year, partially offset by cost savings resulting from the Company’s Operational Excellence initiative.

Income Tax Expense

Income tax expense was $5.8 million for the fourth quarter of 2017, compared to $0.3 million for the third quarter of 2017.

On December 22, 2017, “H.R.1”, formerly known as the “Tax Cuts and Jobs Act”, was signed into law. Among other items, H.R.1 reduces the federal corporate tax rate to 21% effective January 1, 2018.  As a result, Midland concluded that the reduction in the federal corporate tax rate required the revaluation of the Company’s net deferred tax assets.  The Company’s net deferred tax assets represents net operating loss carryforwards that will be used to reduce corporate taxes expected to be paid in the future as well as differences between the carrying amounts and tax bases of assets and liabilities carried on the Company’s balance sheet.  The Company performed an analysis and determined that the value of the deferred tax assets had declined by $4.5 million.   To reflect the decline in the value of the deferred tax assets, the Company recorded additional tax expense of $4.5 million during the fourth quarter of 2017.

For 2018, the Company expects its effective tax rate to be approximately 23%.

Loan Portfolio

Total loans outstanding were $3.23 billion at December 31, 2017, compared with $3.16 billion at September 30, 2017 and $2.32 billion at December 31, 2016.  The increase in total loans from September 30, 2017 was primarily attributable to increases in the commercial, construction and consumer loan portfolios.  The increase in total loans from December 31, 2016, was due to 9.8% organic growth and the addition of $679.9 million of loans from Centrue.

Deposits

Total deposits were $3.13 billion at December 31, 2017, compared with $3.11 billion at September 30, 2017, and $2.40 billion at December 31, 2016.  The increase in total deposits from September 30, 2017 was primarily attributable to growth throughout the commercial, retail and servicing portfolios, which was partially offset by the continued reduction of brokered deposits.

Asset Quality

Non-performing loans totaled $26.8 million, or 0.83% of total loans, at December 31, 2017, compared with $33.4 million, or 1.06% of total loans, at September 30, 2017, and $31.6 million, or 1.36% of total loans, at December 31, 2016.  The decrease in non-performing loans during the fourth quarter of 2017 was primarily driven by charge-offs.

Net charge-offs for the fourth quarter of 2017 were $6.5 million, or 0.81% of average loans on an annualized basis.  The net charge-offs were primarily related to two commercial real estate loans.

The Company recorded a provision for loan losses of $6.1 million for the fourth quarter of 2017, which was driven by the growth in total loans outstanding and the net charge-offs taken in the quarter.  The Company’s allowance for loan losses was 0.51% of total loans and 61.4% of non-performing loans at December 31, 2017, compared with 0.53% of total loans and 50.4% of non-performing loans at September 30, 2017.  Fair market value discounts recorded in connection with acquired loan portfolios represented 0.51% of total loans at December 31, 2017, compared with 0.45% at September 30, 2017.

Capital

At December 31, 2017, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	December 31, 2017	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	13.26%	10.00%
Tier 1 capital to risk-weighted assets	10.19%	8.00%
Tier 1 leverage ratio	8.63%	5.00%
Common equity Tier 1 capital	8.45%	6.50%
Tangible common equity to tangible assets	7.70%	NA

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, January 26, 2018 to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531 (passcode: 5699319).  A recorded replay can be accessed through February 2, 2018 by dialing (855) 859-2056; passcode: 5699319.

A slide presentation relating to the fourth quarter 2017 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank.  As of December 31, 2017, the Company had total assets of $4.4 billion and its Wealth Management Group had assets under administration of approximately $2.1 billion.  Midland provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, commercial equipment financing is provided through Midland Equipment Finance, and multi-family and healthcare facility FHA financing is provided through Love Funding. For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with accounting principles generally accepted in the United States (“GAAP”).   These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements," including but not limited to statements about the Company’s expected loan production, operating expenses and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, Chief Financial Officer, at jludwig@midlandsb.com or (217) 342-7321
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2017	2017	2017	2017	2016
Earnings Summary
Net interest income	$36,036	$36,765	$29,400	$27,461	$25,959
Provision for loan losses	6,076	1,489	458	1,533	2,445
Noninterest income	13,998	15,403	13,619	16,342	30,486
Noninterest expense	36,192	48,363	37,645	30,797	34,090
Income before income taxes	7,766	2,316	4,916	11,473	19,910
Income taxes	5,775	280	1,377	2,983	8,327
Net income	$1,991	$2,036	$3,539	$8,490	$11,583

Diluted earnings per common share	$0.10	$0.10	$0.20	$0.52	$0.72
Weighted average shares outstanding - diluted	19,741,833	19,704,217	17,320,089	16,351,637	16,032,016
Return on average assets	0.18%	0.18%	0.39%	1.05%	1.44%
Return on average shareholders' equity	1.74%	1.78%	3.93%	10.58%	14.05%
Return on average tangible common shareholders' equity	2.33%	2.39%	4.91%	12.78%	16.84%
Net interest margin	3.73%	3.78%	3.70%	3.87%	3.70%
Efficiency ratio	64.64%	69.00%	66.54%	66.34%	76.64%

Adjusted Earnings Performance Summary
Adjusted earnings	$8,403	$9,173	$8,076	$9,243	$6,302
Adjusted diluted earnings per common share	$0.42	$0.46	$0.46	$0.56	$0.39
Adjusted return on average assets	0.76%	0.82%	0.89%	1.14%	0.78%
Adjusted return on average shareholders' equity	7.34%	8.03%	8.97%	11.52%	7.64%
Adjusted return on average tangible common shareholders' equity	9.83%	10.77%	11.21%	13.91%	9.16%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2017	2017	2017	2017	2016
Net interest income:
Total interest income	$43,500	$43,246	$34,528	$31,839	$29,981
Total interest expense	7,464	6,481	5,128	4,378	4,022
Net interest income	36,036	36,765	29,400	27,461	25,959
Provision for loan losses	6,076	1,489	458	1,533	2,445
Net interest income after provision for loan losses	29,960	35,276	28,942	25,928	23,514
Noninterest income:
Commercial FHA revenue	3,127	3,777	4,153	6,695	3,704
Residential mortgage banking revenue	1,556	2,317	2,330	2,916	6,241
Wealth management revenue	3,587	3,475	3,406	2,872	2,495
Service charges on deposit accounts	1,828	2,133	1,122	892	988
Interchange revenue	1,538	1,724	1,114	977	921
Gain on sales of investment securities, net	2	98	55	67	14,387
Other income	2,360	1,879	1,439	1,923	1,750
Total noninterest income	13,998	15,403	13,619	16,342	30,486
Noninterest expense:
Salaries and employee benefits	17,344	22,411	21,842	17,115	17,326
Occupancy and equipment	3,859	4,144	3,472	3,184	3,266
Data processing	3,640	5,786	2,949	2,796	2,828
Professional	3,611	4,151	3,142	2,992	2,898
Amortization of intangible assets	1,035	1,187	579	525	534
Loss on mortgage servicing rights held for sale	442	3,617	-	-	-
Other	6,261	7,067	5,661	4,185	7,238
Total noninterest expense	36,192	48,363	37,645	30,797	34,090
Income before income taxes	7,766	2,316	4,916	11,473	19,910
Income taxes	5,775	280	1,377	2,983	8,327
Net income	$1,991	$2,036	$3,539	$8,490	$11,583

Basic earnings per common share	$0.10	$0.10	$0.21	$0.54	$0.74
Diluted earnings per common share	$0.10	$0.10	$0.20	$0.52	$0.72

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2017	2017	2017	2017	2016
Assets
Cash and cash equivalents	$215,202	$183,572	$334,356	$218,096	$190,716
Investment securities available-for-sale at fair value	450,525	396,985	385,340	259,332	246,339
Investment securities held to maturity at amortized cost	-	70,867	75,371	76,276	78,672
Loans	3,226,678	3,157,972	3,184,063	2,454,950	2,319,976
Allowance for loan losses	(16,431)	(16,861)	(15,424)	(15,805)	(14,862)
Total loans, net	3,210,247	3,141,111	3,168,639	2,439,145	2,305,114
Loans held for sale at fair value	50,089	35,874	41,689	39,900	70,565
Premises and equipment, net	76,162	80,941	76,598	66,914	66,692
Other real estate owned	5,708	6,379	7,036	3,680	3,560
Mortgage servicing rights at lower of cost or market	56,352	56,299	70,277	68,557	68,008
Mortgage servicing rights held for sale	10,176	10,618	-	-	-
Intangible assets	16,932	17,966	18,459	8,633	7,187
Goodwill	98,624	97,351	96,940	50,807	48,836
Cash surrender value of life insurance policies	113,366	112,591	111,802	74,806	74,226
Other assets	109,318	137,207	105,135	67,431	73,808
Total assets	$4,412,701	$4,347,761	$4,491,642	$3,373,577	$3,233,723

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$724,443	$674,118	$780,803	$528,021	$562,333
Interest bearing deposits	2,406,646	2,440,349	2,552,228	1,999,455	1,842,033
Total deposits	3,131,089	3,114,467	3,333,031	2,527,476	2,404,366
Short-term borrowings	156,126	153,443	170,629	124,035	131,557
FHLB advances and other borrowings	496,436	488,870	400,304	250,353	237,518
Subordinated debt	93,972	54,581	54,556	54,532	54,508
Trust preferred debentures	45,379	45,267	45,156	37,496	37,405
Other liabilities	40,154	40,444	36,014	45,352	46,599
Total liabilities	3,963,156	3,897,072	4,039,690	3,039,244	2,911,953
Total shareholders’ equity	449,545	450,689	451,952	334,333	321,770
Total liabilities and shareholders’ equity	$4,412,701	$4,347,761	$4,491,642	$3,373,577	$3,233,723

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2017	2017	2017	2017	2016
Loan Portfolio
Commercial loans	$555,930	$513,544	$571,111	$475,408	$457,827
Commercial real estate loans	1,440,011	1,472,284	1,470,487	997,200	969,615
Construction and land development loans	200,587	182,513	176,098	171,047	177,325
Residential real estate loans	453,552	445,747	428,464	277,402	253,713
Consumer loans	371,455	343,038	335,902	337,081	270,017
Lease financing loans	205,143	200,846	202,001	196,812	191,479
Total loans	$3,226,678	$3,157,972	$3,184,063	$2,454,950	$2,319,976

Deposit Portfolio
Noninterest-bearing demand deposits	$724,443	$674,118	$780,803	$528,021	$562,333
Checking accounts	785,935	800,649	841,640	751,193	656,248
Money market accounts	646,426	633,844	578,077	415,322	399,851
Savings accounts	281,212	278,977	291,912	169,715	166,910
Time deposits	502,810	493,777	525,647	394,508	400,304
Brokered deposits	190,263	233,102	314,952	268,717	218,720
Total deposits	$3,131,089	$3,114,467	$3,333,031	$2,527,476	$2,404,366

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2017	2017	2017	2017	2016
Average Balance Sheets
Cash and cash equivalents	$173,540	$202,407	$192,483	$163,595	$140,439
Investment securities	461,475	474,216	362,268	328,880	315,511
Loans	3,198,036	3,173,027	2,620,875	2,361,380	2,299,115
Loans held for sale	40,615	46,441	61,759	73,914	86,665
Nonmarketable equity securities	33,703	31,224	22,246	20,047	18,927
Total interest-earning assets	3,907,369	3,927,315	3,259,631	2,947,816	2,860,657
Non-earning assets	497,502	498,364	372,525	336,761	337,566
Total assets	$4,404,871	$4,425,679	$3,632,156	$3,284,577	$3,198,223
Interest-bearing deposits	$2,433,461	$2,527,490	$2,116,564	$1,896,569	$1,838,760
Short-term borrowings	181,480	182,015	146,144	143,583	151,191
FHLB advances and other borrowings	472,709	434,860	290,401	248,045	183,614
Subordinated debt	88,832	54,570	54,542	54,518	54,495
Trust preferred debentures	45,312	45,201	39,179	37,443	37,357
Total interest-bearing liabilities	3,221,794	3,244,136	2,646,830	2,380,158	2,265,417
Noninterest-bearing deposits	684,907	688,986	579,977	525,868	562,958
Other noninterest-bearing liabilities	44,202	39,240	44,014	53,109	41,962
Shareholders' equity	453,968	453,317	361,335	325,442	327,886
Total liabilities and shareholders' equity	$4,404,871	$4,425,679	$3,632,156	$3,284,577	$3,198,223

Yields
Cash and cash equivalents	1.28%	1.19%	1.02%	0.77%	0.53%
Investment securities	3.01%	2.86%	3.33%	3.21%	3.10%
Loans	4.88%	4.90%	4.71%	4.91%	4.65%
Loans held for sale	3.62%	3.74%	4.67%	4.22%	4.22%
Nonmarketable equity securities	4.78%	4.20%	4.31%	4.41%	3.85%
Total interest-earning assets	4.48%	4.44%	4.33%	4.47%	4.26%
Interest-bearing deposits	0.58%	0.53%	0.53%	0.51%	0.48%
Short-term borrowings	0.26%	0.22%	0.23%	0.23%	0.22%
FHLB advances and other borrowings	1.42%	1.36%	1.16%	0.93%	0.78%
Subordinated debt	6.46%	6.40%	6.40%	6.40%	6.41%
Trust preferred debentures	5.75%	5.60%	5.37%	5.12%	4.99%
Total interest-bearing liabilities	0.92%	0.79%	0.78%	0.75%	0.71%
Net interest margin	3.73%	3.78%	3.70%	3.87%	3.70%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2017	2017	2017	2017	2016
Asset Quality
Loans 30-89 days past due	$15,405	$13,526	$13,566	$14,075	$10,767
Nonperforming loans	26,760	33,431	27,615	28,933	31,603
Nonperforming assets	30,894	38,109	33,150	31,684	34,550
Net charge-offs	6,506	52	839	590	3,142
Loans 30-89 days past due to total loans	0.48%	0.43%	0.43%	0.57%	0.46%
Nonperforming loans to total loans	0.83%	1.06%	0.87%	1.18%	1.36%
Nonperforming assets to total assets	0.70%	0.88%	0.74%	0.94%	1.07%
Allowance for loan losses to total loans	0.51%	0.53%	0.48%	0.64%	0.64%
Allowance for loan losses to nonperforming loans	61.40%	50.43%	55.81%	54.62%	47.03%
Net charge-offs to average loans	0.81%	0.01%	0.13%	0.10%	0.54%

Wealth Management
Trust assets under administration	$2,051,249	$2,001,106	$1,929,513	$1,869,314	$1,658,235

Market Data
Book value per share at period end	$23.35	$23.45	$23.51	$21.19	$20.78
Tangible book value per share at period end	$17.31	$17.41	$17.47	$17.42	$17.16
Market price at period end	$32.48	$31.68	$33.52	$34.39	$36.18
Shares outstanding at period end	19,122,049	19,093,153	19,087,409	15,780,651	15,483,499

Capital
Total capital to risk-weighted assets	13.26%	12.21%	11.98%	13.48%	13.85%
Tier 1 capital to risk-weighted assets	10.19%	10.20%	10.05%	10.97%	11.27%
Tier 1 leverage ratio	8.63%	8.54%	10.45%	9.61%	9.76%
Common equity Tier 1 capital ratio	8.45%	8.50%	8.36%	9.10%	9.35%
Tangible common equity to tangible assets	7.70%	7.85%	7.62%	8.29%	8.36%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2017	2017	2017	2017	2016
Income before income taxes - GAAP	$7,766	$2,316	$4,916	$11,473	$19,910
Adjustments to noninterest income:
Gain on sales of investment securities, net	2	98	55	67	14,387
Gain (loss) on sale of other assets	37	45	(91)	(58)	-
Total adjustments to noninterest income	39	143	(36)	9	14,387
Adjustments to noninterest expense:
Net expense from loss share termination agreement	-	-	-	-	351
Branch network optimization plan charges	371	336	1,236	9	2,099
Loss on mortgage servicing rights held for sale	442	3,617	-	-	-
Integration and acquisition expenses	2,315	7,967	6,214	1,242	1,200
Total adjustments to noninterest expense	3,128	11,920	7,450	1,251	3,650
Adjusted earnings pre tax	10,855	14,093	12,402	12,715	9,173
Adjusted earnings tax (a)	6,992	4,920	4,326	3,472	2,871
Revaluation of net deferred tax assets	(4,540)	-	-	-	-
Adjusted earnings - non-GAAP	$8,403	$9,173	$8,076	$9,243	$6,302
Adjusted diluted EPS	$0.42	$0.46	$0.46	$0.56	$0.39
Adjusted return on average assets	0.76%	0.82%	0.89%	1.14%	0.78%
Adjusted return on average shareholders' equity	7.34%	8.03%	8.97%	11.52%	7.64%
Adjusted return on average tangible common equity	9.83%	10.77%	11.21%	13.91%	9.16%

(a) Tax rate applied to adjustments changed for prior 2017 quarters to statutory tax rate for fiscal 2017.

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2017	2017	2017	2017	2016
Adjusted earnings pre tax	$10,855	$14,093	$12,402	$12,715	$9,173
Provision for loan losses	6,076	1,489	458	1,533	2,445
Adjusted pre-tax, pre-provision earnings - non-GAAP	$16,931	$15,582	$12,860	$14,248	$11,618

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Efficiency Ratio Reconciliation
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2017	2017	2017	2017	2016
Noninterest expense - GAAP	$36,192	$48,364	$37,644	$30,798	$34,090
Net expense from loss-share termination agreement	-	-	-	-	(351)
Branch network optimization plan charges	(371)	(336)	(1,236)	(9)	(2,099)
Loss on mortgage servicing rights held for sale	(442)	(3,617)	-	-	-
Integration and acquisition expenses	(2,315)	(7,967)	(6,214)	(1,242)	(1,200)
Adjusted noninterest expense	$33,064	$36,444	$30,194	$29,547	$30,440

Net interest income - GAAP	$36,036	$36,765	$29,400	$27,461	$25,959
Effect of tax-exempt income	659	687	674	671	620
Adjusted net interest income	36,695	37,452	30,074	28,132	26,579

Noninterest income - GAAP	$13,998	$15,403	$13,619	$16,342	$30,485
Mortgage servicing rights impairment (recovery)	494	104	1,650	76	(2,958)
Gain on sales of investment securities, net	(2)	(98)	(55)	(67)	(14,387)
Other income	(37)	(45)	91	58	-
Adjusted noninterest income	14,453	15,364	15,305	16,409	13,140

Adjusted total revenue	$51,148	$52,816	$45,379	$44,541	$39,719

Efficiency ratio	64.64%	69.00%	66.54%	66.34%	76.64%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2017	2017	2017	2017	2016

Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$449,545	$450,689	$451,952	$334,333	$321,770
Adjustments:
Preferred stock	(2,970)	(3,015)	(3,134)	-	-
Goodwill	(98,624)	(97,351)	(96,940)	(50,807)	(48,836)
Other intangibles	(16,932)	(17,966)	(18,459)	(8,633)	(7,187)
Tangible common equity	$331,019	$332,357	$333,419	$274,893	$265,747

Total Assets to Tangible Assets:
Total assets—GAAP	4,412,701	4,347,761	4,491,642	3,373,577	3,233,723
Adjustments:
Goodwill	(98,624)	(97,351)	(96,940)	(50,807)	(48,836)
Other intangibles	(16,932)	(17,966)	(18,459)	(8,633)	(7,187)
Tangible assets	$4,297,145	$4,232,444	$4,376,243	$3,314,137	$3,177,700

Common Shares Outstanding	19,122,049	19,093,153	19,087,409	15,780,651	15,483,499

Tangible Common Equity to Tangible Assets	7.70%	7.85%	7.62%	8.29%	8.36%
Tangible Book Value Per Share	$17.31	$17.41	$17.47	$17.42	$17.16

Return on Average Tangible Common Equity (ROATCE)
	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2017	2017	2017	2017	2016

Net Income	$1,991	$2,036	$3,539	$8,490	$11,583

Average total shareholders' equity—GAAP	$453,968	$453,317	$361,335	$325,442	$327,886
Adjustments:
Goodwill	(97,406)	(97,129)	(61,424)	(48,836)	(46,594)
Other intangibles	(17,495)	(18,153)	(10,812)	(7,144)	(7,718)
Average tangible common equity	$339,067	$338,035	$289,099	$269,462	$273,574
ROATCE	2.33%	2.39%	4.91%	12.78%	16.84%